Exhibit 4.23.39
EXECUTION VERSION
OMNIBUS AMENDMENT TO OPERATIVE DOCUMENTS
AND AGREEMENT – SOUTH POINT
     OMNIBUS AMENDMENT TO OPERATIVE DOCUMENTS AND AGREEMENT – SOUTH POINT (this “Amendment”) dated as of July 13, 2006, is made by and among (i) SOUTH POINT ENERGY CENTER, LLC, a Delaware limited liability company (together with its successors and permitted assigns, the “Facility Lessee”), (ii) CALPINE CORPORATION, a Delaware corporation, (iii) SOUTH POINT HOLDINGS, LLC, a Delaware limited liability company, as Pledgor under each of the Pledge Agreements (as defined below)(together with its permitted successors and assigns, the “Pledgor”), (iv) SOUTH POINT OL-1, LLC, a Delaware limited liability company, (v) SOUTH POINT OL-2, LLC, a Delaware limited liability company, (vi) SOUTH POINT OL-3, LLC, a Delaware limited liability company, (vii) SOUTH POINT OL-4, LLC, a Delaware limited liability company (each of the parties described in items (iv) through (vii) above being an “Owner Lessor” and, collectively, the “Owner Lessors”), (viii) SBR OP-1, LLC, a Delaware limited liability company, (ix) SBR OP-2, LLC, a Delaware limited liability company, (x) SBR OP-3, LLC, a Delaware limited liability company, (xi) SBR OP-4, LLC, a Delaware limited liability company (each of the parties described in items (viii) through (xi) above being together with its successors and permitted assigns, an “Owner Participant” and, collectively, the “Owner Participants”), (xii) U.S. BANK NATIONAL ASSOCIATION (as successor to STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION), a national banking association organized and existing under the laws of the United States, not in its individual capacity, except as expressly provided herein, but solely as trustee under each of the Collateral Trust Indentures (herein in its capacity as trustee under each of the Collateral Trust Indentures, together with its successors and permitted assigns, an “Indenture Trustee”, and herein in its individual capacity called “US Bank”), (xiii) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, not in its individual capacity except as expressly provided herein, but solely as independent manager under each of the LLC Agreements (herein in its capacity as independent manager under each of the LLC Agreements, together with its successors and permitted assigns, called the “Lessor Manager” and, collectively, the “Lessor Managers”, and herein in its individual capacity, together with its successors and permitted assigns, called the “Trust Company”), (xiv) U.S. BANK NATIONAL ASSOCIATION (as successor to STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION), a national banking association organized and existing under the laws of the United States, not in its individual capacity, except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreements (herein in its capacity as trustee under such Pass Through Trust Agreements, together with its successors and permitted assigns, the “Pass Through Trustee”, and herein in its individual capacity called “US Bank”), and (xv) BRSP, LLC, a Delaware limited liability company, as Noteholder.
     WHEREAS, certain of the parties hereto and certain other persons have entered into a series of transactions in connection with the sale-leaseback financing of a 530 MW gas-fired combined cycle power plant located near Bullhead City, Arizona (collectively, the “South Point Transactions”),

     WHEREAS, in connection with the South Point Transactions, certain of the parties hereto and other persons have entered into the agreements and other documents listed on Schedule A hereto (the “South Point Transaction Documents”);
     WHEREAS, in connection with the South Point Transactions, certain of the parties hereto entered into certain additional documents listed on Schedule B hereto (the “South Point Collateral Enhancement Documents”), including certain Pledge and Security Agreements (the “Pledge Agreements”) as described therein;
     WHEREAS, the parties hereto now desire to amend certain of the South Point Transaction Documents and South Point Collateral Enhancement Documents and to enter into certain other agreements pursuant to the terms and conditions of this Amendment;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
Section 1. Definitions. Except as otherwise defined or modified in this Agreement, all capitalized terms shall have the meanings ascribed to them in Appendix A to each of the Participation Agreements (the “Participation Agreements”) listed on Schedule A hereto.
Section 2. South Point Transaction Document Amendments. The parties hereto agree, subject to (and effective upon) the satisfaction of the conditions precedent specified in Section 6 below, to amend certain provisions of the Operative Documents as follows:
2.01	Amendments to Participation Agreements.
(a)	Each and every reference to the “Pass Through Trustee” or “Pass Through Trustees” in the following Sections to each of the Participation Agreements are hereby deleted: Sections 2.3(b), 5.8, 5.9(a) and (b), 5.11, 5.20, 5.21, 5.27, 6.7, 7.1(a)(i), 7.1(d), 7.9, 13.1 (except for clause (b)(vi) thereof) and 13.2.

(b)	Each and every reference to the “Pass Through Trustee” or “Pass Through Trustees” in the following Sections to each of the Participation Agreements are hereby deleted and replaced with “Noteholder” or “Noteholders” respectively: Sections 5.2(b) and 11.1(v).

(c)	The words “any Noteholder,” are hereby added into clauses (iii) and (iv) of Section 5.25, and to Section 13.1(b)(iv), in each case after the words “the Indenture Trustee,”.

(d)	Each and every reference to the “Pass Through Company” in Section 11.1(v) of the Participation Agreements is hereby deleted.

(e)	Each and every reference to the “Certificateholder” or “Certificateholders” in the following Sections to each of the Participation Agreements are hereby deleted: Sections 5.2(b), 5.8, 5.20(a), 6.7 and 13.1(b)(vii).

(f)	Section 6.4 is hereby deleted in its entirety and replaced with the following:

“Transfer of the Owner Lessor’s Interest. Other than as permitted by the Operative Documents, each of the Lessor Manager and the Owner Lessor covenants that it will not assign, pledge, sell, lease, convey or otherwise transfer any of its then existing right, title or interest in and to the Owner Lessor’s Interest, the Lessor Estate or the other Operative Documents; provided, however, that if the Owner Lessor acquires the Lessor Notes outstanding immediately prior to the Settlement Agreement Effective Date pursuant to Section 4.4(e) of the Collateral Trust Indenture, it is expressly understood and agreed that nothing in this Section 6.4 shall in any way limit the right of the Owner Lessor to assign, pledge, sell, lease, convey or otherwise transfer any of its then existing right, title or interest as Noteholder in and to such Lessor Notes or any right or interest under the Collateral Trust Indenture accruing or benefiting the holder of any such Lessor Note so acquired, the right of the Members (as defined in the LLC Agreement) of the Owner Lessor to direct the Lessor Manager to do the same on behalf of the Owner Lessor, or the obligation of the Lessor Manager to act as so directed in connection therewith; provided, further, that nothing herein shall preclude the Owner Lessor from performing the transactions contemplated under Section 1.3 of the Settlement Agreement.”

(g)	Section 6.6 is hereby deleted in its entirety and replaced with the following:

“Limitation on Indebtedness and Actions. Each of the Lessor Manager and the Owner Lessor covenants that it will not incur any Indebtedness nor enter into any business or activity except as required or expressly permitted by any Operative Document (it being expressly understood and agreed that nothing in this Section 6.6 shall in any way preclude or limit the Owner Lessor from (x) acquiring, selling, conveying or otherwise transferring all or any portion of its right, title or interest as Noteholder in and to any Lessor Note outstanding immediately prior to the Settlement Agreement Effective Date which is acquired pursuant to Section 4.4(e) of the Collateral Trust Indenture or any right or interest under the Collateral Trust Indenture accruing or benefiting the holder of any such Lessor Note so acquired, the Members (as defined in the LLC Agreement) of the Owner Lessor from directing the Lessor Manager to do the same on behalf of the Owner Lessor, or the obligation of the Lessor Manager to act as so directed in connection therewith), (y) issuing any Settlement Agreement Additional Lessor Notes as contemplated under Section 2.12 of the Collateral Trust Indenture, or (z) taking any actions expressly contemplated under Sections 1.3, 1.6.b, and 1.8 of the Settlement Agreement.”

(h)	Section 7.7 is hereby amended by adding the following sentence to the end of the Section:

“Notwithstanding the foregoing provisions of this Section 7.7, it is expressly understood and agreed that nothing in this Section 7.7 shall preclude the Owner Participant from (x) guaranteeing any obligations of any Affiliate of the Owner

Participant in connection with any financing of the acquisition by the Owner Lessor of (1) the Lessor Notes outstanding immediately prior to the Settlement Agreement Effective Date pursuant to Section 4.4(e) of the Collateral Trust Indenture and (2) the Settlement Agreement Additional Notes or in connection with any refinancing or replacement of such financing and/or (y) granting security for any financing described in (x) above so long as such security does not create an Owner Participant’s Lien (it being expressly understood and agreed that notwithstanding the foreoging, any foreclosure on or transfer or other conveyance of any Member Interest shall be subject to the requirements of Section 7 hereof and the Tax Indemnity Agreement).”
(i)	Section 9.1(a) is hereby amended by inserting the words “, each Noteholder,” in the fifth line thereof before the words “each Certificateholder”. In addition, each and every reference to the “Additional Certificates” in Section 9 to each of the Participation Agreements are hereby deleted.

(j)	Notwithstanding any provision to the contrary contained in this Amendment or in the Operative Documents, the indemnity obligations of Facility Lessee under Section 9.1 of each of the Participation Agreement which are owed to any Certificateholder, the Pass Through Company in its individual capacity, the Pass Through Trustees, and their respective Affiliates, successors, assigns, agents, directors, officers and employees shall be limited solely to any and all Claims to the extent relating to the period prior to the PTT Indemnity Limitation Date (as defined in the next sentence), and such obligations (as amended by this paragraph (j)) shall survive after the effective date of this Amendment; provided however, that this provision shall have no effect with respect to Sections 5.25 and 13.1(b)(iv) of the Participation Agreement and Section 7.1 of the Facility Lease. The “PTT Indemnity Limitation Date” shall mean the earlier of (x) the date thirty (30) days after the “Special Distribution Date” (as defined in the Pass Through Trust Agreements) in respect of the proceeds of the purchase by the Owner Lessor pursuant to Section 4.4(e) of the Collateral Trust Indenture of the Lessor Notes and (y) the date that is ninety (90) days after the Settlement Agreement Effective Date.

(k)	Section 9.1(b) is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding any provision of any Operative Document, in no event shall South Point or the Guarantor be obligated to pay or reimburse any CIT Party (as defined in the Settlement Agreement) for any amount paid or payable to any Certificateholder or any of their respective Affiliates in connection with or as an inducement to provide any direction or instruction to the Pass Through Trustee to execute and deliver this Amendment or any similar amendment to the Broad River Operative Documents.”

(l)	Section 9.2(a) is hereby amended by inserting the words “each Noteholder,” in the fourth line thereof after the words “the Indenture Trustee,”.

(m)	Notwithstanding any provision to the contrary contained in this Amendment or the Operative Documents, the indemnity obligations of Facility Lessee under Section 9.2 of each of the Participation Agreement which are owed to any Certificateholder, the Pass Through Company in its individual capacity, the Pass Through Trustees, and their respective Affiliates, successors, assigns, agents, directors, officers and employees shall be limited solely to any and all Taxes to the extent relating to the period prior to the PTT Indemnity Limitation Date (as defined in paragraph (j) above), and such obligations (as amended by this paragraph (l)) shall survive after the effective date of this Amendment.

(n)	Section 11.1(xii) of each Participation Agreement is hereby deleted in its entirety and is replaced by the following:

“(xii) the Facility Lessee shall pay to the Owner Participant a fee of $100,000 for each such financing other than the first financing; and”

(o)	The words “any Noteholder,” are hereby added into Section 13.1(b)(iv) after the words “the Indenture Trustee,”.

(p)	Section 14.4 of each Participation Agreement is hereby deleted in its entirety and replaced with the following:

“14.4 Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto; provided, however, that the consent from, or the execution of a written instrument by, the Pass Through Trustees and the Pass Through Company will not be required for any termination, amendment or waiver entered into after the effective date of the Omnibus Amendment unless any such termination, amendment or waiver is with respect any rights of the Pass Through Trustees, the Pass Through Company or any Certificateholder which expressly survive after the effective date of the Omnibus Amendment and would adversely affect any of the rights of the Pass Through Trustees, the Pass Through Company or any Certificateholder thereunder.”

(q)	Section 14.13(d) of each Participation Agreement is hereby amended as follows: the final sentence of Section 15.13(d) beginning with the phrase “In connection with any such discretionary acts . . .” is hereby deleted in its entirety.

(r)	Section 14.21 of each Participation Agreement is hereby amended by restating clause (f) thereof in its entirety to read as follows:
“(f) as may be disclosed to any transferee or proposed transferee of the Receiving Party or to any financier or prospective financier of such transferee or proposed transferee or to any party to a CIT Financing Agreement (as defined in the Settlement Agreement); provided, however, that, prior to any such disclosure, any such transferee, proposed transferee, financier or proposed financier, as the case may be, shall have agreed in writing to be bound by the terms of this Section 14.21 and shall have provided the Guarantor evidence that the Guarantor has been made an express third-party beneficiary of such agreement to be bound by the terms of this Section 14.21; or”
(s)	Section 14.23 of each Participation Agreement is hereby deleted in its entirety and replaced with the following:

“14.23 Amendments, Etc. No Operative Document nor any of the terms thereof (including the terms of this Section 15.23) may be terminated, amended, supplemented, waived or modified, except by an instrument in writing (a) signed in the case of a waiver, by the party against which enforcement of such waiver is sought, and no such waiver shall become effective unless signed copies thereof shall have been delivered to each such party or (b) in the case of termination, amendments, supplements or modifications, consented to by all parties hereto; provided, however, that the consent of the Facility Lessee is not required in the case of amendments to any Operative Document to which the Facility Lessee is not a party and which would not increase or accelerate the Facility Lessee’s or the Guarantor’s obligations under any of the Operative Documents nor impair the Facility Lessee’s or the Guarantor’s rights under any of the Operative Documents; provided further that the consent from, or the execution of a written instrument by, the Pass Through Trustees and the Pass Through Company will not be required for any termination, amendment or waiver entered into after the effective date of the Omnibus Amendment unless any such termination, amendment or waiver is with respect any rights of the Pass Through Trustees, the Pass Through Company or any Certificateholder which expressly survive after the effective date of the Omnibus Amendment and would adversely affect any of the rights of the Pass Through Trustees, the Pass Through Company or any Certificateholder thereunder. Notwithstanding the foregoing, Section 5.6 of the Collateral Trust Indenture shall not be amended without the Guarantor’s consent.”

(t)	A new Section 15.25 is hereby added to the Participation Agreement as follows:

“15.25 Settlement Agreement Implementation. The Owner Lessor, Owner Participant, Facility Lessee, Calpine and BRSP, LLC, a Delaware limited liability company, as Noteholder, acknowledge receipt of the Settlement Agreement and agree to comply with and implement the provisions thereof, including Sections 1.3(c), 1.3(d) and 1.6 thereof.”

(u)	If and to the extent (i) the “Effective Date’ under the Settlement Agreement shall have occurred, (ii) Calpine and/or its Affiliates shall have paid in full (1) all past due Basic Rent under the Broad River and South Point Facility Leases due and owing as of May 30, 2006 together with (2) interest thereon at the Overdue Rate through (and including) the date of cure, and (3) the reasonable fees and expenses of the parties to the Overall Transactions, in each case in accordance with and as contemplated by that certain Order (I) Authorizing and Approving the Settlement Agreement between the Calpine Parties and the CIT Parties Regarding (A) Amendments to Contracts and Leases Related to Broad River and South Pont Facilities; (B) Assumption of Such Contracts and Leases, as Amended; (C) Assignment of Broad River Power Purchase Agreements; (II) Granting Shortened Notice for a Hearing on the Same; and (III) Granting Other Related Relief, dated June 27, 2006, and in the case of the preceding clause (ii)(3), the Second Amended Final Order Authorizing Use of Cash Collateral and Granting Adequate Protection [Docket No. 881], dated February 24, 2006, and (iii) the Settlement Agreement Additional Notes under the Collateral Trust Indentures for each of Broad River and South Point shall have been issued by each Owner Lessor in the Settlement Agreement Additional Lessor Notes Principal Amount under such Collateral Trust Indenture, then notwithstanding anything to the contrary contained in Section 9.1 of the Participation Agreement or in any other Operative Document neither the Owner Lessors nor the Owner Participants will assert against or seek from any Lessee any Supplemental Rent under Section 9.1 of the Participation Agreements in respect of any amounts paid by the Owner Lessor or any of its Affiliates in order to cure the May 30, 2006 payment defaults under the Lessor Notes.
2.02	Amendments Appendix A to Participation Agreements. Appendix A to each of the Participation Agreements shall be amended as follows:
(a)	The term “Amendment Date Bankruptcy Case” is hereby added as follows:

“Amendment Date Bankruptcy Case” shall mean those certain jointly administered cases under chapter 11 of title 11 of the United States Code pending on the date of the Amendment in the United States Bankruptcy Court for the Southern District of New York under the name In re Calpine Corp., et. al., No. 05-60200 (BRL) (Jointly Administered).”

(b)	Upon Calpine Corporation’s and Facility Lessee’s emergence, as debtors and debtors in possession, from the Amendment Date Bankruptcy Case, the term “Calpine Guaranty” shall be replaced in its entirety by the following:

“Calpine Guaranty” shall mean the Amended and Restated Calpine Guaranty and Payment Agreement, among Calpine, Owner Lessor and Owner Participant, in substantially the form attached as Exhibit C-1 to the Settlement Agreement.”

(c)	The term “Certificate Purchase Agreement” is hereby deleted and all references to the Certificate Purchase Agreement in each and all of the Operative Documents are hereby deleted.

(d)	The terms “Certificate Purchase Agreement” and “Pass Through Trust Agreement” are hereby deleted from the definition of the term “Operative Documents” and all references to the Certificate Purchase Agreement and the

Pass Through Trust Agreement as an “Operative Document” in each and all of the Operative Documents are hereby deleted.
(e)	The term “Lessor Estate” is hereby replaced in its entirety with the following:

“Lessor Estate” shall mean all the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest and the Operative Documents (other than in (x) its right, title and interest as Noteholder in the Lessor Notes acquired pursuant to Section 4.4(e) of the Collateral Trust Indenture and (y) any right or interest under the Collateral Trust Indenture accruing or benefiting the holder of a Lessor Note so acquired), including all funds advanced to the Owner Lessor by the Owner Participant, all installments and other payments of Periodic Rent, Supplemental Rent or Termination Value under the Facility Lease, condemnation awards, purchase price, sale proceeds, insurance proceeds and all other proceeds, rights and interests of any kind for or with respect to the estate, right, title and interest of the Owner Lessor in, to and under the Undivided Interest, the Ground Interest and the Operative Documents (other than in (x) the Lessor Notes acquired pursuant to Section 4.4(e) of the Collateral Trust Indenture and (y) any right or interest under the Collateral Trust Indenture accruing or benefiting the holder of a Lessor Note so acquired) and the Ground Lease and any of the foregoing, but shall not include Excepted Payments and the proceeds of the sale of the Settlement Agreement Additional Lessor Notes.”

(f)	The term “Lessor Note(s)” is hereby replaced in its entirety with the following:

“Lessor Note(s)” shall mean, individually or collectively as the context may require, the Initial Lessor Notes, Additional Lessor Notes and Settlement Agreement Additional Lessor Notes, each issued pursuant to the Collateral Trust Indenture.”

(g)	The term “Make-Whole Amount” is hereby replaced in its entirety with the following:

“Make-Whole Amount” shall mean, with respect to any Lessor Note subject to redemption pursuant to the Lease Indenture, an amount not less than zero and is equal to the greater of (x) the lesser of 5% of the outstanding principal amount being redeemed for such Lessor Note or the Discounted Present Value calculated for such Lessor Note, and (y) the cost to unwind, terminate and settle any interest rate hedge in place with respect to the indebtedness evidenced by such Lessor Note; provided, however, that in no event shall the Make-Whole Amount with respect to any Lessor Note be greater than the Make-Whole Amount (as such term is defined in Annex A to the Participation Agreement in existence on the date that the Settlement Agreement has been executed and delivered by the parties thereto) which would otherwise be payable pursuant to a refinancing of the Lessor Notes assuming that such Make-Whole Amount was calculated on the same date and for an identical prepayment of principal as the actual refinancing of the Lessor Notes.

For purposes of this definition, the “Discounted Present Value” of any Lessor Note subject to redemption pursuant to the Lease Indenture shall be equal to the discounted present value, as of the date of redemption, of all principal and interest payments scheduled to become due in respect of such Lessor Note, after the date of such redemption calculated using a discount rate equal to the sum of (i) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note and trading in the secondary market at the price closest to par and (ii) 50 basis points; provided, however, that if there is no U.S. Treasury security having an average life equal to the remaining average life of such Lessor Note, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for two U.S. Treasury securities having average lives most closely corresponding to the remaining life of such Lessor Note and trading in the secondary market at the price closest to par.
(h)	The term “Omnibus Amendment” is hereby added as follows:

“Omnibus Amendment” shall mean that certain Omnibus Amendment to Operative Documents and Agreement – South Point, dated as of July 13, 2006, among, inter alia, the Facility Lessee, Calpine, the Owner Lessor, the Owner Participant, the Indenture Trustee, the Lessor Manager and the Pass Through Trustee.”

(i)	The term “Owner Participant’s Lien(s)” is hereby amended by adding the following sentence to the end of the existing definition:

“Notwithstanding the foregoing or anything to the contrary contained in any Operative Document, “Owner Participant’s Lien(s)” shall not include (x) any Lien on the Member Interest or on any other assets, property or rights of the Owner Participant granted in connection with any financing of the Owner Lessor’s acquisition of any Lessor Notes pursuant to Section 4.4(e) of the Collateral Trust Indenture or any refinancing or replacement of such financing so long as the Liens so granted do not include the Lessor Estate, the Facility Site, or any part of any thereof or any interest therein, and (y) any interest of the Owner Participant in the proceeds of the sale by the Owner Lessor of the Settlement Agreement Additional Lessor Notes.”

(j)	The term “Pledge Agreement” is hereby added as follows:

“Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of September 30, 2003, by and among South Point Holdings, LLC, Calpine, South Point and the Owner Lessor.”

(k)	The term “RockGen Calpine Guaranties” is hereby deleted from the definition of the term “Other Calpine Guaranties” and all references to the “Other Calpine Guaranties” in each and all of the Operative Documents will be deemed to mean only the Other South Point Calpine Guaranties and the Broad River Calpine Guaranties.

(l)	The term “RockGen Facility Leases” is hereby deleted from the definition of the term “Other Facility Leases” and all references to the “Other Facility Leases” in each and all of the Operative Documents will be deemed to mean only the Other South Point Facility Leases and the Broad River Facility Leases.

(m)	The term “RockGen Owner Lessors” is hereby deleted from the definition of the term “Other Owner Lessors” and all references to the “Other Owner Lessors” in each and all of the Operative Documents will be deemed to mean only the Other South Point Owner Lessors and the Broad River Owner Lessors.

(n)	The term “RockGen” is hereby deleted and all references to RockGen in each and all of the Operative Documents are hereby deleted.

(o)	The term “RockGen Bills of Sale” is hereby deleted and all references to the RockGen Bills of Sale in each and all of the Operative Documents are hereby deleted.

(p)	The term “RockGen Calpine Guaranties” is hereby deleted and all references to the RockGen Calpine Guaranties in each and all of the Operative Documents are hereby deleted.

(q)	The term “RockGen Collateral Trust Indentures” is hereby deleted and all references to the RockGen Collateral Trust Indentures in each and all of the Operative Documents are hereby deleted.

(r)	The term “RockGen Facility Leases” is hereby deleted and all references to the RockGen Facility Leases in each and all of the Operative Documents are hereby deleted.

(s)	The term “RockGen Facility Lessee” is hereby deleted and all references to the RockGen Facility Lessee in each and all of the Operative Documents are hereby deleted.

(t)	The term “RockGen Facility Site” is hereby deleted and all references to the RockGen Facility Site in each and all of the Operative Documents are hereby deleted.

(u)	The term “RockGen Facility Site Leases” is hereby deleted and all references to the RockGen Facility Site Leases in each and all of the Operative Documents are hereby deleted.

(v)	The term “RockGen Ground Interests” is hereby deleted and all references to the RockGen Ground Interests in each and all of the Operative Documents are hereby deleted.

(w)	The term “RockGen Indenture Trustees” is hereby deleted and all references to the RockGen Indenture Trustees in each and all of the Operative Documents are hereby deleted.

(x)	The term “RockGen Lease Transactions” is hereby deleted and all references to the RockGen Lease Transactions in each and all of the Operative Documents are hereby deleted.

(y)	The term “RockGen Lessor Managers” is hereby deleted and all references to the RockGen Lessor Managers in each and all of the Operative Documents are hereby deleted.

(z)	The term “RockGen Owner Lessors” is hereby deleted and all references to the RockGen Owner Lessors in each and all of the Operative Documents are hereby deleted.

(aa)	The term “RockGen Owner Participants” is hereby deleted and all references to the RockGen Owner Participants in each and all of the Operative Documents are hereby deleted.

(bb)	The term “RockGen Operative Documents” is hereby deleted and all references to the RockGen Operative Documents in each and all of the Operative Documents are hereby deleted.

(cc)	The term “RockGen Overall Transaction” is hereby deleted and all references to the RockGen Overall Transaction in each and all of the Operative Documents are hereby deleted.

(dd)	The term “RockGen Participation Agreements” is hereby deleted and all references to the RockGen Participation Agreements in each and all of the Operative Documents are hereby deleted.

(ee)	The term “RockGen Undivided Interests” is hereby deleted and all references to the RockGen Undivided Interests in each and all of the Operative Documents are hereby deleted.

(ff)	The term “Settlement Agreement” is hereby added as follows:

“Settlement Agreement” shall mean that certain Settlement Agreement, dated as of June 14, 2006, among, inter alia, Calpine, certain of controlled subsidiaries of Calpine (including the Facility Lessee), CIT Credit Group USA Inc., and the Owner Lessor, as amended by that certain Clarification and Amendment Letter dated as of June 26, 2006 and as may be further amended from time to time.”

(gg)	The term “Settlement Agreement Additional Lessor Notes” is hereby added as follows:

“Settlement Agreement Additional Lessor Notes” shall have the meaning set forth in Section 2.12(a) of the Collateral Trust Indenture.”

(hh)	The term “Settlement Agreement Effective Date” is hereby added as follows:

“Settlement Agreement Effective Date” shall mean the “Effective Date” described in Section 2.2 of the Settlement Agreement.”
2.03	Amendments to Facility Leases. Each of the Facility Leases shall be amended as follows:
(a)	Each and every reference to the “Pass Through Trustee” or “Pass Through Trustees” in the following Sections to each of the Facility Leases are hereby deleted: Sections 3.4, 5.3, 9, 10.1, 10.3 (except for the last paragraph of paragraph (e) thereof), 12, 13.1(a), 13.2(a), 14.1, 16(b), 16(d) and 16(j).

(b)	Each and every reference to the “Pass Through Trustee” or “Pass Through Trustees” in the following Sections to each of the Facility Leases are hereby deleted and replaced with “Noteholder” or “Noteholders” respectively: Sections 8.1, 10.2, 10.3(e) (only with respect to the last paragraph thereof), 13.3, 14.3, 14.4, 17.1 and 19(i).

(c)	The words “any Noteholder,” are hereby added into clauses (3) and (4) of Section 7.1 in each case after the words “the Indenture Trustee,”.

(d)	Each and every reference to the “Pass Through Company” in the following Sections to each of the Facility Leases are hereby deleted: Sections 3.4(b), 8.1, 10.2(a), 10.3, 13.3, 14.3, 14.4, 17.1, and 19(i).

(e)	Each and every reference to the “Certificateholder” or “Certificateholders” in the following Sections to each of the Facility Leases are hereby deleted: Sections 8.1, 10.2(c) and 13.4.

(f)	Section 16(g) of each Facility Lease is hereby deleted in its entirety and replaced with the following:
“(g)	except for the Amendment Date Bankruptcy Case (other than any conversion of the Amendment Date Bankruptcy Case into a Chapter 7 proceeding), the Facility Lessee or Calpine shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (iv) make a general assignment for the benefit of creditors;”
(g)	Section 16(h) of each Facility Lease is hereby deleted in its entirety and replaced with the following:
“(h)	except for the Amendment Date Bankruptcy Case (other than any conversion of the Amendment Date Bankruptcy Case into a Chapter 7 proceeding), an involuntary case or other proceeding shall be commenced against the Facility Lessee or Calpine seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of such Person; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;”
2.04	Amendments to Collateral Trust Indenture. Each of the Collateral Trust Indentures shall be amended as follows:
(a)	Clause (1) of the Granting Clause is hereby deleted in its entirety and replaced with the following which shall constitute the grant of a first priority security interest in, and mortgage lien on, the property described for all purposes of this Collateral Trust Indenture:

“(1) the Undivided Interest, the Owner Lessor’s interest in any Components; the Owner Lessor’s interest in any Improvements; the Ground Interest; the Facility Lease and all payments of any kind by the Facility Lessee thereunder (including Rent); any rights of the Owner Lessor as assignee of the Facility Lessee under the Facility Lease; the Facility Site Lease and all payments of any kind by the Facility Lessee thereunder; the Assignment Agreement (and all rights with respect to the Ground Lease conveyed thereby); the Owner Lessor’s interest in all tangible property located on or at or attached to the Facility Site as to which an interest in such tangible property arises under applicable real estate law (“fixtures”); the Calpine Guaranty, the Ownership and Operation Agreement and all and any interest in any property now or hereafter granted to the Owner Lessor pursuant to any provision of the Facility Lease or the Ground Lease; the Ground Lease, the Pledge Agreement and each other Operative Document to which the Owner Lessor is a party other than the Tax Indemnity Agreement, the LLC Agreement, any Lessor Notes which the Owner Lessor may acquire pursuant to Section 4.4(e) of this Indenture and any right or interest under this Indenture accruing or benefiting the holder of a Lessor Note acquired by the Owner Lessor pursuant to Section 4.4(e) of this Indenture (the Undivided Interest, the Owner Lessor’s interest in any Components, the Owner Lessor’s interest in any fixtures, Improvements and the Ground Interest are collectively referred to as the “Property Interest” and the documents specifically referred to above in this paragraph (1) are collectively referred to as the “Assigned Documents”), including, without limitation, (x) all rights of the Owner Lessor to receive any payments or other amounts or, subject to Section 5.6 hereof, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to make any demand or to take any other action under or in respect of any such document, to accept surrender or redelivery of the Property Interest or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Lessor, whether acting under any such document or by statute or at law or in equity or otherwise, arising out of any Lease Default or Lease Event of Default and (y) any right to restitution from the Facility Lessee, any sublessee or any other person in respect of any determination of invalidity of any such document;”
(b)	The phrase “or any Certificateholder” in each and every instance where it appears in Section 2.10(b) is hereby deleted.

Section 2.10(b)(iii) is hereby deleted in its entirety.

(c)	Section 2.10(f) is hereby amended as follows: the final clause of first sentence of the first paragraph of Section 2.10(f) which reads “; provided, that no notice shall be required so long as the Pass Through Trustee and the Indenture Trustee are the same entity” is hereby deleted.

(d)	Section 2.12(a) is hereby amended by adding the following sentences to the end of such Section:

“Notwithstanding anything to the contrary contained herein or in any other Operative Document, the Owner Lessor shall issue Additional Lessor Notes on the Settlement Agreement Effective Date in an aggregate principal amount equal to, for each series of Initial Lessor Notes, the excess of (1) the aggregate principal amount of the Initial Lessor Notes of such series prepaid and repaid during the period between May 10, 2006, through (and including) the Settlement Agreement Effective Date over (2) the aggregate principal amount of the Initial Lessor Notes of such series which would have been repaid during such period if payments received by the Indenture Trustee hereunder had been applied in accordance with Section 3.1(b) hereof (such Additional Lessor Notes hereinafter “Settlement Agreement Additional Lessor Notes” and the aggregate principal amount of such Settlement Agreement Additional Lessor Notes hereinafter the “Settlement Agreement Additional Lessor Notes Principal Amount”). If at the time the Indenture Trustee returns the Lessor Notes purchased by the Owner Lessor pursuant to Section 4.4(e) of the Indenture to the registered owner thereof following registration of such Lessor Notes in the Registrar it is determined that the sum of (a) the principal amount of such Lessor Notes of any series plus (b) the principal amount of Settlement Agreement Additional Notes of such series issued on the Settlement Agreement Effective Date exceeds or is less than $57,800,000 (in the case of series A) or $48,500,000 (in the case of series B), as applicable, a principal amount of Lessor Notes of such series shall be deemed retired in the amount of such excess or a principal amount of Settlement Agreement Additional Notes shall be issued in the amount of such deficiency, as the case may be, with retroactive effect to the Settlement Agreement Effective Date and accrued interest shall be appropriately adjusted to give effect to the foregoing. Any additional Settlement Agreement Additional Notes issued as a consequence of the preceding sentence shall be authenticated by the Indenture Trustee. The Settlement Agreement Additional Lessor Notes shall be issued and sold to BRSP, LLC (the “Settlement Agreement Additional Note Purchaser”) and shall be in the form attached as Schedule C of the Omnibus Amendment with the principal amounts and other information inserted therein to be approved by Owner Lessor and Broad River. Notwithstanding any provision of any Operative Document (including Sections 2.12(b), 2.12(c), and 2.12(d) of this Indenture), upon the delivery by the Owner Lessor to the Indenture Trustee of a written order on the Settlement Agreement Effective Date or any time thereafter, the Indenture Trustee shall execute and authenticate the Settlement Agreement Additional Lessor Notes, and upon payment to the Owner Lessor of the Settlement Agreement Additional Lessor Notes Principal Amount, the Indenture Trustee shall deliver such Settlement Agreement Additional Lessor Notes to the Settlement Agreement Additional Note Purchaser. For all purposes of the Operative Documents, the Settlement Agreement Additional Notes shall be deemed Additional Lessor Notes.”
(e)	The phrase “or the Pass Through Trust Agreements” in each and every instance where it appears in Section 8.2 is hereby deleted.

(f)	The phrase “rules or regulations of any exchange or quotation system on which the Certificates are listed” in clause (h) of Section 8.2 is hereby deleted.
2.05	Amendments to Calpine Guaranty. Each of the Calpine Guaranties shall be amended as follows:
(a)	The term “Certificateholders” in Section 2.1(a)(5)(B) is hereby deleted and replaced with the term “Noteholders”.

(b)	Section 3.2 is hereby amended as follows:
(i) the term “so long as the Certificates remain outstanding” in the second sentence of Section 3.2(a) is hereby replaced with the phrase “so long as the Lien of the Collateral Trust Indenture remains outstanding”;
(ii) the phrase “and the Pass Through Trustee” in each and every instance where it appears in Section 3.2(a) is hereby deleted;
(iii) Section 3.2(c) is hereby amended as follows: the beginning clause of the second sentence of Section 3.2(c) which provides:

“Notwithstanding the foregoing provision in this clause (c), the Guarantor shall, within 120 days after the close of each fiscal year of the Guarantor in which Certificates are outstanding hereunder, file with the Owner Participant, and if the Certificates are outstanding during any part of such fiscal year, the Indenture Trustee and the Pass Through Trustee,”
is hereby replaced with the following:
“Notwithstanding the foregoing provision in this clause (c), the Guarantor shall, within 120 days after the close of each fiscal year of the Guarantor in which the Lessor Notes are outstanding hereunder, file with the Owner Participant, and if the Lessor Notes are outstanding during any part of such fiscal year, the Indenture Trustee,”
(iv) the phrase “and the Pass Through Trustee” and “or the Pass Through Trustee” in each and every instance where it appears in Section 3.2(d) are hereby deleted; and
(v) the last paragraph of Section 3.2 beginning with the phrase “So long as the Indenture Trustee . . .” is hereby deleted in its entirety.
(c)	Each and every reference to the “Pass Through Trustee” or “Pass Through Trustees” in Sections 3.3, 3.6, 7.1(d) and 8.4(b)(vii) are hereby deleted.

(d)	The phrase “or any Certificateholder” in Section 3.3(iv) is hereby deleted.

(e)	Each and every reference to the “Pass Through Trustee” or “Pass Through Trustees” in Sections 3.3, 3.6(ii) and (iii), 7.1 and 8.4 are hereby deleted.

(f)	Notwithstanding any provision to the contrary contained in this Amendment or in Section 4 of each Calpine Guaranty, the Pass Through Trustees and the Pass Through Company shall be a Beneficiary under each Calpine Guaranty solely to the extent that Obligations (as defined in each Calpine Guaranty) owed to such Persons relate to or are due and payable in respect of the period prior to the PTT Indemnity Limitation Date (as defined in Section 2.01(j) above).

(g)	The phrase “the Certificates (if then outstanding) and” in Section 8.4(b)(v) is hereby deleted.
2.06	Amendments to OP Parent Guaranties. Each and every reference to the “Pass Through Trustee” or “Pass Through Trustees” in Section 4 to each of the OP Parent Guaranties are hereby deleted. In addition, and notwithstanding anything to the contrary contained in this Amendment or in any OP Parent Guaranty, the Pass Through Trustees shall be a Beneficiaries under each OP Parent Guaranty solely to the extent that any OP Guarantor Obligations (as defined in each OP Parent Guaranty) owed to such Pass Through Trustees relate to or are due and payable in respect of the period prior to the PTT Indemnity Limitation Date (as defined in Section 2.01(j) above).

2.07	Amendments to LLC Agreement.
(a)	Section 2.5 is hereby deleted in its entirety and replaced with the following:

“Subject to Section 9.1 hereof, the purposes of the LLC are to receive the Equity Investment from the Owner Participant, to issue the Lessor Notes pursuant to the Collateral Trust Indenture, which Lessor Notes shall be secured by the Indenture Estate, to use all such funds on the Closing Date to acquire and accept an assignment and transfer of the Undivided Interest and the Ground Interest, to lease the Undivided Interest and the Ground Interest to the Facility Lessee pursuant to the Facility Lease and the Facility Site Lease, respectively, to purchase or otherwise acquire any of the Lessor Notes pursuant to Section 4.4(e) of the Collateral Trust Indenture, to assign or transfer all or any portion of or interest in such Lessor Notes to any Person, to issue the Settlement Agreement Additional Lessor Notes, to take such other actions as may be expressly contemplated under the Operative Documents and, to the extent not prohibited by the Operative Documents, the Settlement Agreement, and/or to take such other actions as may be necessary or appropriate for (or incidental to) any of the foregoing purposes (including, without limitation, entering into any sale and purchase agreement with any Person with respect to all or any portion of or interest in the Lessor Notes acquired pursuant to Section 4.4(e) of the Collateral Trust Indenture and the Settlement Agreement Additional Lessor Notes), and to otherwise protect and preserve the LLC Assets in accordance with the terms hereof.”

(b)	The second sentence of Section 4.3 is hereby deleted in its entirety and replaced with the following:

“Notwithstanding any provision to the contrary contained in this Agreement, the LLC shall not be required to make a distribution to any Member on account of its interest in the LLC if such distribution would violate Section 18-607 of the LLC Act or any other applicable law or any Operative Document; provided, however, that neither this Section 4.3 nor any other provision of this Agreement or of any Operative Document shall in any way limit the LLC’s obligation to distribute to the Members the proceeds from the sale of the Settlement Agreement Additional Lessor Notes.”

(c)	The second sentence of Section 8.3 is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary herein contained, however, it is understood and agreed that (x) all net proceeds received by the Lessor Manager (on behalf of the LLC) from the sale of the Settlement Agreement Additional Lessor Notes shall be distributed immediately upon receipt to the Members in proportion to their Percentage Interests, and (y) the Lessor Manager shall not be obligated to make any distribution until the funds for such distribution have been received by the Lessor Manager in cash or other immediately available funds.”

(d) Sections 9.1(c) and 9.1(d) of the LLC Agreement are each hereby amended by adding the following sentence at the end of each such Section:

“Notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Agreement shall prevent or preclude the Owner Lessor from taking any of the following actions (each of which shall be expressly permitted hereunder): (x) selling any Lessor Notes acquired pursuant to 4.4(e) of any Collateral Trust Indenture to any Affiliate or issuing any Settlement Agreement Lessor Notes to any Affiliate, (y) consummating the transactions contemplated in Section 1.3 of the Settlement Agreement or (z) directing or instructing the Indenture Trustee to deposit any amounts representing the Equity Portion of Periodic Rent and/or the Equity Portion of Termination Value directly to any bank account maintained by (and in the name of) any of its Affiliates.

Section 3. Settlement Agreement Additional Lessor Notes. The parties acknowledge and agree to the issuance of the Settlement Agreement Additional Lessor Notes, as provided for in Section 2.12(a) of the Collateral Trust Indenture (as amended by this Amendment), which Settlement Agreement Additional Lessor Notes shall be issued substantially in the form attached hereto as Schedule C. The parties additionally acknowledge and agree that, notwithstanding anything to the contrary contained in any Operative Documents or in any other agreement or undertaking relating to the Overall Transactions, nothing shall limit or preclude (i) the Owner Lessors from distributing the proceeds received from the sale of the Settlement Agreement Additional Lessor Notes to its Member and (ii) the Owner Participant from distributing any such proceeds to its Member or to any other Affiliate of the Owner Lessor.

Section 4. Amendments, Modifications and Waivers of Operative Documents Pursuant to Settlement Agreement. Each party hereto hereby ratifies and consents to the amendments, modifications and waivers made to the Operative Documents pursuant to the Settlement Agreement.

Section 5. Continuing Obligations, Preservation of Rights. The parties acknowledge and agree that all rights and obligations of the Pass Through Trustees, the Pass Through Company and any Certificateholder under the Operative Documents for any period prior to the effective date of this Amendment (or, in the case of any rights under the Operative Documents referred to in Section 2.01(j), 2.01(l) and 2.05(f) above, for any period prior to the PTT Indemnity Limitation Date referred to in Section 2.01(j) above) shall survive and shall be subject to the terms and conditions set forth in such Operative Document as in effect immediately prior to the effectiveness of this Amendment.

Section 6. Certain Clarifications. Each of the parties to each of the Operative Documents hereby agree and confirm their mutual understanding regarding the intent and interpretation of the following clauses of the South Point Transaction Documents and the South Point Collateral Enhancement Documents (without in any manner, except as expressly and specifically set forth below, otherwise limiting the applicability of any such clause, the interpretation thereof or the intent set forth therein):

6.01	Intercompany Loans/Advances. Section 5.15 of each Participation Agreement applies to and prohibits any and all extensions of credit, loans, advances or other transfers of funds of any nature (including any thereof to or for the benefit of the Facility Lessee), it being expressly acknowledged and agreed that, so long as a Lease Event of Default shall not have occurred and be continuing, Section 5.15 does not apply to or limit any dividend or other distribution payable solely on, and in respect of, the membership interests of the Facility Lessee in the nature of a return on or of such membership interests.

6.02	Security Interest. Section 2(a) of each of the Pledge Agreements is hereby amended by adding a new sentence to the end of such Section as follows:

“Notwithstanding anything to the contrary provided herein, except during such time as a Lease Event of Default shall have occurred and be continuing, Pledgor shall have all rights to retain and use free of the security interest created hereunder any and all dividends or other distributions payable on, and in respect of, the membership interests of the Facility Lessee in the nature of a return on or of such membership interests (collectively, a “Dividend”) to the extent any such Dividend is paid or distributed in accordance with the Operative Documents.”
Section 7. Effectiveness. All amendments and other agreements set forth in Sections 2, 3, 4 and 5 of this Amendment shall become effective on the first day (the “Effective Date”) that all parties hereto shall have executed this Amendment and all conditions precedent as set forth in Section 2.1 of that certain Settlement Agreement, dated as of June 14, 2006 (the “Settlement Agreement”), among, inter alia, Calpine, certain of controlled subsidiaries of Calpine (including South Point), CIT Credit Group USA Inc., and the South Point Owner Lessors, shall have been satisfied or waived in writing, in whole or in part, by each of the parties thereto.
Section 8. Amendments; Extensions. Except as expressly provided herein, the terms of this Amendment may be modified, amended or waived only by an instrument in writing executed by each of the parties hereto.
Section 9. Continuing Effect. Except as expressly provided, amended or modified herein or in any of the transactions contemplated hereby, the South Point Transaction Documents and the South Point Collateral Enhancement Documents shall remain unchanged and in full force and effect, and all rights, powers and remedies of the parties are hereby expressly reserved.
Section 10. Representations and Warranties. Each Person executing this Amendment represents, warrants and covenants that he/she has the full right and authority to enter into this Amendment on behalf of the party hereto on whose behalf such execution is made, and has the full right and authority to fully bind said party to the terms and obligations of this Amendment.
Section 11. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument,

and any of the parties hereto may execute this Amendment by signing any such counterpart.
Section 12. Benefit of Agreement. This Amendment is solely for the benefit of the signatories hereto (and their respective successors and assigns), and no other Person (including without limitation any other creditor of or claimant against the Facility Lessee, the Pledgor or Calpine or any member or shareholder of the Facility Lessee, the Pledgor or Calpine) shall have any rights under, or because of the existence of, this Amendment.
Section 13. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 15. Further Assurances. Each of the parties hereto shall execute all additional documents and do all acts not specifically referred to herein which are reasonably necessary to effectuate the intent of this Amendment.
Section 16. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties signatory hereto and their respective legal representatives, heirs, successors and assigns, including, but not limited to, any successor Noteholder or any chapter 7 or chapter 11 trustee appointed by the Bankruptcy Court.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Amendment to be duly executed and delivered as of the date first above written.

SOUTH POINT ENERGY CENTER, LLC, as Facility Lessee

by:	/s/ Zamir Rauf Name: Zamir Rauf
Title: Authorized Agent

CALPINE CORPORATION

by:	/s/ Zamir Rauf Name: Zamir Rauf
Title: Senior VP

SOUTH POINT HOLDINGS, LLC, as Pledgor under each of the Pledge Agreements

by:	/s/ Zamir Rauf Name: Zamir Rauf
Title: Authorized Agent

SOUTH POINT OL-1, LLC,
as Owner Lessor

By: WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION not in its individual capacity but solely as Lessor Manager

by:	/s/ Robert L. Reynolds Name: Robert L. Reynolds
Title: Vice President

SOUTH POINT OL-2, LLC,
as Owner Lessor

By: WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION not in its individual capacity but solely as Lessor Manager

by:	/s/ Robert L. Reynolds Name: Robert L. Reynolds
Title: Vice President

SOUTH POINT OL-3, LLC,
as Owner Lessor

By: WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION not in its individual capacity but solely as Lessor Manager

by:	/s/ Robert L. Reynolds Name: Robert L. Reynolds
Title: Vice President

SOUTH POINT OL-4, LLC,
as Owner Lessor

By: WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION not in its individual capacity but solely as Lessor Manager

by:	/s/ Robert L. Reynolds Name: Robert L. Reynolds
Title: Vice President

SBR OP-1 LLC,
as Owner Participant

by:	/s/ Robert L. Reynolds Name: Robert L. Reynolds Title: Vice President

SBR OP-2 LLC,
as Owner Participant

by:	/s/ Robert L. Reynolds Name: Robert L. Reynolds Title: Vice President

SBR OP-3 LLC,
as Owner Participant

by:	/s/ Robert L. Reynolds Name: Robert L. Reynolds
Title: Vice President

SBR OP-4 LLC,
as Owner Participant

by:	/s/ Robert L. Reynolds Name: Robert L. Reynolds
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

by:	/s/ Pamela J. Wieder Name: Pamela J. Wieder
Title: V.P.

U.S. BANK NATIONAL ASSOCIATION,
as Pass Through Trustee under each of the Pass Through Trust Agreements

by:	/s/ Pamela J. Wieder Name: Pamela J. Wieder
Title: V.P.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as Lessor Manager

by:	/s/ Robert L. Reynolds Name: Robert L. Reynolds
Title: Vice President

BRSP, LLC,
as Noteholder

by:	/s/ Harold J. Schroeder Name: Harold J. Schroeder
Title: Senior Vice President

Schedule A
South Point Transaction Documents
1.	Participation Agreement (SP-1)

2.	Participation Agreement (SP-2)

3.	Participation Agreement (SP-3)

4.	Participation Agreement (SP-4)

5.	Assignment Agreement (SP-1)

6.	Assignment Agreement (SP-2)

7.	Assignment Agreement (SP-3)

8.	Assignment Agreement (SP-4)

9.	Facility Lease (SP-1)

10.	Facility Lease (SP-2)

11.	Facility Lease (SP-3)

12.	Facility Lease (SP-4)

13.	Facility Site Lease (SP-1)

14.	Facility Site Lease (SP-2)

15.	Facility Site Lease (SP-3)

16.	Facility Site Lease (SP-4)

17.	Pass Through Trust Agreement A

18.	Pass Through Trust Agreement B

19.	Tax Indemnity Agreement (SP-1)

20.	Tax Indemnity Agreement (SP-2)

21.	Tax Indemnity Agreement (SP-3)

22.	Tax Indemnity Agreement (SP-4)

23.	Certificate Purchase Agreement

24.	Ownership and Operation Agreement

25.	Collateral Trust Indenture (SP-1)

26.	Collateral Trust Indenture (SP-2)

27.	Collateral Trust Indenture (SP-3)

28.	Collateral Trust Indenture (SP-4)

29.	Lessor Notes

30.	Certificates

31.	Calpine Guaranty (SP-1)

32.	Calpine Guaranty (SP-2)

33.	Calpine Guaranty (SP-3)

34.	Calpine Guaranty (SP-4)

35.	OP Parent Guaranty (SP-1)

36.	OP Parent Guaranty (SP-2)

37.	OP Parent Guaranty (SP-3)

38.	OP Parent Guaranty (SP-4)

Schedule B
South Point Collateral Enhancement Documents
1.	Letter Agreement regarding consent and waiver, dated September 30, 2003, among Calpine, South Point, Broad River, RockGen, U.S. Bank National Association, and each of the Broad River, South Point and RockGen Owner Participants and each of the Broad River, South Point and RockGen Owner Lessors

2.	Letter Agreement, dated as of September 30, 2003, regarding certain waivers by each Facility Lessee of rights under 7.1 of the Participation Agreements, among Calpine, South Point, Broad River, RockGen, and each of the Broad River, South Point and RockGen Owner Participants and each of the Broad River, South Point and RockGen Owner Lessors

3.	Agreement, dated as of September 30, 2003, among Calpine, South Point, Broad River, RockGen, and Newcourt Capital USA Inc.

4.	Pledge and Security Agreement (SP-1), dated September 30, 2003, among South Point Holdings, LLC, Calpine, South Point and South Point OL-1, LLC

5.	Pledge and Security Agreement (SP-2), dated September 30, 2003, among South Point Holdings, LLC, Calpine, South Point and South Point OL-2, LLC

6.	Pledge and Security Agreement (SP-3), dated September 30, 2003, among South Point Holdings, LLC, Calpine, South Point and South Point OL-3, LLC

7.	Pledge and Security Agreement (SP-4), dated September 30, 2003, among South Point Holdings, LLC, Calpine, South Point and South Point OL-4, LLC

8.	Supplemental Indenture (SP-1), dated September 30, 2003, South Point OL-1, LLC and U.S. Bank National Association

9.	Supplemental Indenture (SP-2), dated September 30, 2003, South Point OL-2, LLC and U.S. Bank National Association

10.	Supplemental Indenture (SP-3), dated September 30, 2003, South Point OL-3, LLC and U.S. Bank National Association

11.	Supplemental Indenture (SP-4), dated September 30, 2003, South Point OL-4, LLC and U.S. Bank National Association

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Schedule C
FORM OF SOUTH POINT SETTLEMENT AGREEMENT ADDITIONAL
LESSOR NOTES SERIES [A][B]
SOUTH POINT OL-[_], LLC
NONRECOURSE PROMISSORY NOTE (SOUTH POINT-SETTLEMENT
AGREEMENT ADDITIONAL LESSOR NOTES) DUE IN
A SERIES OF INSTALLMENTS OF PRINCIPAL
WITH FINAL PAYMENT DATE
OF MAY 30, [2012] [2019]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT
Issued at: New York, New York
Issue Date: July __, 2006
$[_____]
     SOUTH POINT OL-[_], LLC, a Delaware limited liability company (herein called the “Owner Lessor”, which term includes any successor person under the Collateral Trust Indenture hereinafter referred to), hereby promises to pay to BRSP, LLC, or its registered assigns, the principal sum of $[___], which is due and payable in a series of installments of principal with a final payment date of May 30, [2012][2019] together with interest at the rate of [8.40 for Series A][9.825 for Series B]% per annum on the principal remaining unpaid from time to time from and including the date subsequent to the Issue Date until paid in full. Interest on the outstanding principal amount under this Note shall be due and payable in arrears semiannually at the rate specified above, commencing on November 30, 2006, and on each May 30 and November 30 thereafter until the principal of this Note is paid in full or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
     The principal of this Note shall be due and payable in installments on each of the dates set forth on Schedule I hereto. The installment of principal payable on any

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such date shall be in an aggregate amount equal to the product of the Principal Portion set forth on Schedule I multiplied by the percentage set forth on Schedule I under the column headed “Percentage of Principal Amount Payable” for such date unless the Principal Portion has been prepaid; provided, that the final installment of principal shall be equal to the then unpaid principal balance of this Note.
     Capitalized terms used in this Note that are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture of Trust, Mortgage and Security Agreement dated as of October 18, 2001 (the “Collateral Trust Indenture”), between the Owner Lessor and U.S. Bank, National Association as successor in interest to State Street Bank and Trust Company of Connecticut, National Association, as trustee (the “Indenture Trustee”).
     Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal and premium, if any, and (to the extent permitted by Applicable Law) any overdue interest shall be paid, on demand, from the due date thereof at the Overdue Rate for the period during which any such principal, premium or interest shall be overdue.
     In the event any date on which a payment is due under this Note is not a Business Day, then payment thereof shall be made on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was due.
     Except as otherwise specifically provided in the Collateral Trust Indenture and in the Participation Agreement, all payments of principal, premium, if any, and interest on this Note, and all payments of any other amounts due hereunder or under the Collateral Trust Indenture shall be made only from the Indenture Estate, and the Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 of the Collateral Trust Indenture. The holder hereof, by its acceptance of this Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof, as herein provided, and that, none of the Owner Participant, the Owner Lessor or the Indenture Trustee is or shall be personally liable to the holder hereof for any amounts payable under this Note or under the Collateral Trust Indenture, or, except as expressly provided in the Collateral Trust Indenture or, in the case of the Owner Participant and the Owner Lessor, the Participation Agreement for any performance to be rendered under the Collateral

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Trust Indenture or any Assigned Document or for any liability under the Collateral Trust Indenture or any Assigned Document.
     The principal of and premium, if any, and interest on this Note shall be paid by the Indenture Trustee, without any presentment or surrender of this Note, except that, in the case of the final payment in respect of this Note, this Note shall be surrendered to the Indenture Trustee, by mailing a check for the amount then due and payable, in New York Clearing House funds, to the Noteholder, at the last address of the Noteholder appearing on the Note Register, or by whichever of the following methods specified by notice from the Noteholder to the Indenture Trustee: (a) by crediting the amount to be distributed to the Noteholder to an account maintained by the Noteholder with the Indenture Trustee, (b) by making such payment to the Noteholder in immediately available funds at the Indenture Trustee Office, or (c) by transferring such amount in immediately available funds for the account of the Noteholder to the banking institution having bank wire transfer facilities as shall be specified by the Noteholder, such transfer to be subject to telephonic confirmation of payment. All payments due with respect to this Note shall be made (i) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Indenture Trustee are actually received by the Indenture Trustee if such amounts are received by 12:00 noon, New York City time, on a Business Day or (ii) on the next succeeding Business Day if received after such time or if received on any day other than a Business Day. Prior to due presentment for registration of transfer of this Note, the Owner Lessor and the Indenture Trustee may deem and treat the Person in whose name this Note is registered on the Note Register as the absolute owner and holder of this Note for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Owner Lessor nor the Indenture Trustee shall be affected by any notice to the contrary. All payments made on this Note in accordance with the provisions of this paragraph shall be valid and effective to satisfy and discharge the liability on this Note to the extent of the sums so paid and neither the Indenture Trustee nor the Owner Lessor shall have any liability in respect of such payment.
     The holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 2.7 of the Collateral Trust Indenture, which provides that each payment on the Note shall be applied as follows: first, to the payment of accrued interest (including interest on overdue principal and the Make Whole Amount, if any, and, to the extent permitted by Applicable Law, overdue interest) on this Note to the date of such payment; second, to the payment of the principal amount of, and the Make Whole Amount, if any, on this Note then due (including any overdue installments of principal)

B-1-4

thereunder; and third, to the extent permitted by Section 2.10 of the Collateral Trust Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and the Make Whole Amount, if any, on this Note.
     This Note is the Note referred to in the Collateral Trust Indenture as the “Settlement Agreement Additional Lessor Note”. The Collateral Trust Indenture permits the issuance of additional notes (“Additional Lessor Notes”), as provided in Section 2.12 of the Collateral Trust Indenture, and the several Notes may be for varying principal amounts and may have different maturity dates (not later than the final maturity date of the applicable series of the Initial Lessor Notes), interest rates, redemption provisions and other terms. The properties of the Owner Lessor included in the Indenture Estate are pledged or mortgaged to the Indenture Trustee to the extent provided in the Collateral Trust Indenture as security for the payment of the principal of and premium, if any, and interest on this Note and all other Notes issued and outstanding from time to time under the Collateral Trust Indenture.
     Reference is hereby made to the Collateral Trust Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Note and of the rights of, and the nature and extent of the security for, the holders of the other Notes and of certain rights of the Owner Lessor and the Owner Participant, as well as for a statement of the terms and conditions of the trust created by the Collateral Trust Indenture, to all of which terms and conditions the holder hereof agrees by its acceptance of this Note.
     This Note is subject to redemption, in whole but not in part as provided in the Collateral Trust Indenture, as follows: (x) in the case of redemptions under the circumstances set forth in Section 2.10(a) of the Collateral Trust Indenture, at a price equal to the principal amount of this Note being redeemed together with accrued interest on such principal amount to the Redemption Date, and (y) in the case of redemptions under the circumstances set forth in Sections 2.10(d) of the Collateral Trust Indenture, at a price equal to the principal amount of this Note then outstanding together with accrued interest on such principal amount to the Redemption Date, plus the Make-Whole Amount, if any; provided, however, that no such redemption shall be made until notice thereof is given by the Indenture Trustee to the holder hereof as provided in the Collateral Trust Indenture.
     In case either (i) a Regulatory Event of Loss under the Facility Lease shall occur or (ii) the Facility Lease shall have been terminated pursuant to Section 13.1 or 13.2 thereof where the Facility Lessee purchases the Undivided Interest from the

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Owner Lessor, the obligations of the Owner Lessor under this Note may, subject to the conditions set forth in Section 2.10(b) of the Collateral Trust Indenture, be assumed in whole (but not in part) by the Facility Lessee in which case the Owner Lessor shall be released and discharged from all such obligations. In connection with such an assumption, the holder of this Note may be required to exchange this Note for a new Note evidencing such assumption.
     In case a Collateral Trust Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest thereon may, subject to certain rights of the Owner Lessor and the Owner Participant contained or referred to in the Collateral Trust Indenture, be declared or may become due and payable in the manner and with the effect provided in the Collateral Trust Indenture.
     There shall be maintained at the Indenture Trustee Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Collateral Trust Indenture. The transfer of this Note is registrable, as provided in the Collateral Trust Indenture, upon surrender of this Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered holder hereof, together with the amount of any applicable transfer taxes.
     It is expressly understood and agreed by the holder of this Note that (a) this Note is executed and delivered by Wells Fargo Bank Northwest, National Association, not individually or personally but solely as the lessor manager (the “Lessor Manager”), of the Owner Lessor, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the undertakings and agreements in this Note made on the part of the Owner Lessor is made and intended not as personal undertakings and agreements by the Lessor Manager but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing contained in this Note shall be construed as creating any liability on the Lessor Manager individually or personally, to perform any covenant either expressed or implied contained in this Note, all such liability, if any, being expressly waived by the holder of this Note or by any Person claiming by, through or under such holder, and (d) under no circumstances shall the Lessor Manager, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Note.
     This Note shall be governed by the laws of the State of New York.

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     IN WITNESS WHEREOF, the Owner Lessor has caused this Note to be duly executed as of the date hereof.

SOUTH POINT OL-[_], LLC a Delaware limited liability company,

By:	Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as the Lessor Manager

By:
Name:
Title:

     This is the Settlement Agreement Additional Lessor Note referred to in the within-mentioned Collateral Trust Indenture duly executed as of the date hereof.

U.S. BANK NATIONAL ASSOCIATION, as successor in interest to STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as
the Indenture Trustee

Name:
Title:

FORM OF TRANSFER NOTICE
          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s) assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date:

(Signature of Transferor)

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

SCHEDULE I
TO NOTE
Schedule Of Principal Amortization
Series A Settlement Agreement Additional Lessor Note.
Principal Portion: $

Percentage of Principal
Regular Distribution Date	Amount Payable
November 30, 2006	0.00000000%
May 30, 2007	0.00000000%
November 30, 2007	0.00000000%
May 30, 2008	0.00000000%
November 30, 2008	0.00000000%
May 30, 2009	0.00000000%
November 30, 2009	0.00000000%
May 30, 2010	0.00000000%
November 30, 2010	0.00000000%
May 30, 2011	0.00000000%
November 30, 2011	100.00000000%

Total	100.00000000%

Series B Settlement Agreement Additional Lessor Note.
Principal Portion: $

Percentage of Principal
Regular Distribution Date	Amount Payable
November 30, 2006	0.00000000%
May 30, 2007	0.00000000%
November 30, 2007	0.00000000%
May 30, 2008	0.00000000%
November 30, 2008	0.00000000%
May 30, 2009	0.00000000%
November 30, 2009	0.00000000%
May 30, 2010	0.00000000%
November 30, 2010	0.00000000%
May 30, 2011	0.00000000%
November 30, 2011	0.00000000%
May 30, 2012	0.00000000%
November 30, 2012	0.00000000%
May 30, 2013	0.00000000%
November 30, 2013	0.00000000%
May 30, 2014	0.00000000%
November 30, 2014	0.00000000%
May 30, 2015	0.00000000%
November 30, 2015	0.00000000%
May 30, 2016	0.00000000%
November 30, 2016	0.00000000%
May 30, 2017	0.00000000%
November 30, 2017	0.00000000%
May 30, 2018	0.00000000%
November 30, 2018	0.00000000%
May 30, 2019	100.00000000%

Total	100.00000000%

Omnibus Amendment to
Operative Documents and Agreement — Broad River